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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Summit Bancorp:

We consent to incorporation by reference in Registration Statement No. 2-78500 on Form S-8, Registration Statement No. 33-13930 on Form S-8, Registration Statement No. 33-36209 on Form S-8, Registration Statement No. 33-38172 on Form S-8, Registration Statement No. 33-53870 on Form S-3, Registration Statement No. 33-58152 on Form S-3, Registration Statement No. 33-62972 on Form S-8, Registration Statement No. 33-54667 on Form S-8, Registration Statement No. 33-61353 on Form S-8, and Registration Statement No. 333-02625 on Form S-8 of Summit Bancorp of our report dated January 20, 1997 except as to the third paragraph of Note 2, which is as of February 28, 1997, relating to the consolidated balance sheets of Summit Bancorp and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 which report is incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of Summit Bancorp.

                                           /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP

Short Hills, New Jersey
March 26, 1997